UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective July 25, 2016, Washington Federal, Inc. (the “Company”) appointed Cory Stewart, Senior Vice President, as the Company’s Principal Accounting Officer.   Mr. Stewart, age 44, joined the Company in January 2016 as Senior Accounting Manager and in his new role will continue to oversee the Company’s accounting matters.  Prior to joining the Company, Mr. Stewart served as the Chief Accounting Officer of HomeStreet, Inc. from 2012 to 2015 and as the Director of Finance for Volt Information Sciences, Inc. from 2009 to 2012.   In connection with his appointment, Mr. Stewart received a grant of 5,000 restricted shares of common stock, subject to a four year vesting schedule under the Company’s Incentive Plan, and is entitled to participate in the Company’s employee benefit programs that are available to all employees.

Mr. Stewart has no family relationships with any director, executive officer or personal nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Stewart is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as principal accounting officer.

Date: July 26, 2016	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Senior Vice President and Chief Financial Officer